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                                                                 EXHIBIT 10.11.1

                               FIRST AMENDMENT TO
                                AGENCY AGREEMENT


        THIS FIRST AMENDMENT TO AGENCY AGREEMENT ("Amendment" herein) is entered into as of October 24, 1996 by and between VANS, INC., a Delaware corporation ("Vans"), and SUNG WON INTERNATIONAL CO. LTD. ("Sung Won"), with respect to the following facts:

        A. Vans and Sung Won previously entered into that certain Agency Agreement dated as of November 1, 1994 (the "Agreement"); and

        B. Vans and Sung Won wish to amend the Agreement in certain respects.

        NOW, THEREFORE, the parties hereto agree as follows:

        1. Term. Section 3 of the Agreement is hereby amended to extend the term of the Agreement to October 31, 1998.

        2. Exclusivity. Section 1.2 of the Agreement is hereby amended to make Sung Won a non-exclusive agent of Vans in the Republic of South Korea.

        3. Commissions. Sung Won has accepted a check in the amount of $250,000 in full and final payment of all accrued but unpaid commissions and sample charges due and owing to it pursuant to the Agreement through October 31, 1996, and hereby releases Vans from any other claim for compensation through October 31, 1996.

        4. Other Terms. Except as expressly modified herein all of the terms and conditions of the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of October 24, 1996.

VANS:                                         SUNG WON:
Vans, Inc.                                    Sung Won International Co. Ltd.



By:/s/ Walter E. Schoenfeld                   By:/s/ N.K. Sung
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    Walter E. Schoenfeld                         N.K. Sung
    Chairman and                                 President
    Chief Executive Officer